Exhibit 10.4

TERM LOAN NOTE

$12,857,142.86
06/02/21	New York, New York

FOR VALUE RECEIVED, 1847 goedeker inc., a Delaware corporation (“Goedeker”), and appliances connection inc., a Delaware corporation (“Appliances”; Appliances together with Goedeker collectively, the “Borrowers”), jointly and severally promise to pay STERLING NATIONAL BANK (“Payee”) or its registered assigns the principal amount of TWELVE MILLION EIGHT HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED FORTY-TWO AND 86/100 DOLLARS ($12,857,142.86) in the installments referred to below.

The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of June 2, 2021 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as defined in the Credit Agreement), by and among the Borrowers, certain Subsidiaries of Borrowers, the financial institutions party thereto from time to time, Manufacturers and Traders Trust Company, as Administrative Agent (the “Administrative Agent”) and Collateral Agent, and the other parties thereto.

The Borrowers shall make scheduled principal payments on this Term Loan Note (this “Note”) as set forth in Section 2.24 of the Credit Agreement.

This Note is one of the “Term Loan Notes” referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Assumption Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid to the extent consistent with customary procedures of such Payee; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrowers, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the joint and several obligations of the Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrowers jointly and severally promise to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Time is of the essence with respect to the terms of this Note.

[Signatures on following page]

IN WITNESS WHEREOF, the Borrowers have caused this Term Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

1847 goedeker inc.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

appliances connections Inc.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer